EXHIBIT 99.1

Slide presentation to be made at investor conference

Northwest Bancorp, Inc. IPO - November 7, 1994 - $5.00 Current Market Price - $22.00

Northwest Bancorp, Inc. We believe our primary revenue driver in the future will be the continued growth of our retail banking franchise.

Past Performance Sets the Standard for Future Success Ten Year History

Assets at June 30, In Billions of Dollars 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 East 1.59 1.88 2.09 2.56 3.08 3.41 3.85 4.31 5.22 5.78 363% Increase CAGR - 15.4%

Community Banking Offices 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 East 45 54 57 71 94 106 118 126 137 147 326% Increase CAGR - 14.06%

Deposit Balances at June 30, In Billions of Dollars 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 East 1.28 1.45 1.64 2.02 2.46 2.89 3.26 3.59 4.26 4.69 366% Increase CAGR - 15.5%

Loans 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 Mortgage 0.865 1.01 1.1 1.37 1.72 1.84 1.96 2.02 2.07 2.32 Consumer 0.205 0.252 0.311 0.353 0.415 0.511 0.575 0.617 0.702 0.91 Commercial 0.107 0.165 0.187 0.19 0.193 0.243 0.339 0.4 0.508 0.59

Net Income for the Year Ended June 30, Millions of Dollars 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 East 16.3 18.1 20.4 22.2 23.9 30.9 31.4 37.9 40.9 47.3 Excluding Gains on Sale of Investments and Amortization of Goodwill 290% Increase CAGR - 12.6%

Book Value Per Share at June 30, 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 East 3.87 4.08 4.25 4.65 4.93 5.23 5.81 6.66 7.48 10.42 269% Increase CAGR - 11.6%

Earnings Per Share for the Year Ended June 30, 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 East 0.36 0.4 0.44 0.48 0.51 0.66 0.67 0.8 0.86 0.99 289% Increase CAGR - 12.5% Excluding Gains on Sale of Investments and Amortization of Goodwill

Market Price Per Share at June 30, 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 East 4.82 5.63 7.75 15.81 10 6.88 10.5 13.21 16.03 22.9 475% Increase CAGR - 18.9%

Components of Growth Since 1995 Assets # of Offices Whole Company Acquisitions $1.262 billion 20 Branch Purchases $927 million 42 De Novo $926 million 40 Organic $1.075 billion* TOTAL GROWTH $4.19 billion 102 * Represents CAGR of approximately 5.91%

Northwest Bancorp, Inc. Which of these growth alternatives will be our primary driver in the future? All alternatives present significant challenges.

Northwest Bancorp, Inc. Whole Company Acquisitions Whole company acquisitions are the most difficult to complete and consume the most capital. Current multiples are at the highest levels of the last seven years. Average multiple to tangible book 190% for thrifts and 270% for banks. Average multiple to earnings 20.3X for thrifts and 23.8X for banks.

Northwest Bancorp, Inc. Branch sales have become scarce. Regional banks no longer willing to abandon branches even in smaller markets.

Northwest Bancorp, Inc. De Novo branching takes time to positively impact earnings. However, we have been successful with our de novo plan and we've proven we can compete in metropolitan markets.

Northwest Bancorp, Inc. Organic growth most likely will be slower than the past five years. Much of the deposit growth over the last five years has not been "bank money".

Northwest Bancorp, Inc. How Do We Continue to Grow Our Retail Operation? Continue to be opportunists. Project 10% balance sheet growth per year. Whole Company and Branch Acquisitions 4.5% De Novo Offices 2.0% Organic Growth 3.5% 10.0%

Northwest Bancorp, Inc. Metropolitan Markets Major markets where we currently have offices and can expand by acquisition or de novo: Pittsburgh, PA Lancaster, York Counties, PA Erie, PA Baltimore, MD Cleveland, OH Buffalo, NY

Other Revenue Drivers Expanding our Business Banking Division Expanding our investment management unit Expanding our mortgage banking unit depending on market conditions Developing more insurance alternatives

Other Earnings Enhancements Improving Efficiencies Almost all of the products and services we need to compete in the financial services arena are now in place. Our infrastructure has been built and will accommodate substantial growth. Business Banking Trust and Investment Management Internet Banking Call Center